UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2021

U.S. ENERGY CORP.

(Exact name of registrant as specified in its charter)

Wyoming	000-06814	83-0205516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Bering Drive, Suite 100, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	USEG	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Purchase and Sale Agreements

On October 4, 2021, U.S. Energy Corp. (“we”, “us”, “U.S. Energy” or the “Company”) entered into Purchase and Sale Agreements (the “Purchase Agreements”), with (a) Lubbock Energy Partners LLC (“Lubbock”); (b) Banner Oil & Gas, LLC, Woodford Petroleum, LLC and Llano Energy LLC (collectively, “Banner”), and (c) Synergy Offshore LLC (“Synergy”, and collectively with Lubbock and Banner, the “Sellers”).

Pursuant to the Purchase Agreements, we agreed to acquire certain oil and gas properties from the Sellers, representing a diversified, conventional portfolio of operated, producing, oil-weighted assets located across the Rockies, West Texas, Eagle Ford, and Mid-Continent. The acquisition will also include certain wells, contracts, technical data, records, personal property and hydrocarbons associated with the acquired assets (collectively with the oil and gas properties to be acquired, the “Acquired Assets”).

The initial base purchase price for the assets is (a) $125,000 in cash and 6,568,828 shares of our common stock, as to Lubbock; (b) $1,000,000 in cash, the assumption of $3.3 million in liabilities, and 6,790,524 shares of common stock, as to Banner; and (c) $125,000 in cash and 6,546,384 shares of common stock, as to Synergy. The aggregate purchase price under all the Purchase Agreements will be $1.25 million in cash, 19,905,736 shares of common stock (the “PSA Shares”), and the assumption of $3.3 million in debt. The initial base purchase prices are also subject to customary working capital and other adjustments as set forth in the Purchase Agreements.

Each Purchase Agreement required the Company to place a $500,000 deposit into escrow ($1.5 million in aggregate)(the “Deposits”). The Deposits are to be used for closing price adjustments, and subject to certain liquidated damages provisions of the Purchase Agreements, in the event the Purchase Agreements are terminated under certain circumstances, as discussed in greater detail below.

Each Purchase Agreement has substantially similar terms (other than certain differences related to assets acquired, purchase terms, certain representations and warranties, and other matters, as individually negotiated by the parties).

The Purchase Agreements are subject to termination prior to the closing of the transactions (the “Transactions”) contemplated by the Purchase Agreements (each the “Closing” and such date, the “Closing Date”) under certain circumstances, and may be terminated: (a) at any time prior to the Closing Date by the mutual consent of the parties; (b) by any Seller if we fail to timely deliver the Deposit to such Seller; (c) by any Seller if (i) we materially breach any provision of the applicable Purchase Agreement, and such breach remains uncured for 30 days after notice thereof, or (ii) we update a disclosure schedule prior to Closing and such update would constitute a material adverse effect on our assets or operations, or our ability to complete the applicable acquisition; (d) by us, if (i) any Seller materially breaches any provision of its applicable Purchase Agreement, and such breach remains uncured for 30 days after notice thereof, (ii) certain preferential rights associated with the assets exceed 10% of the purchase price payable under the Purchase Agreements, or (iii) if a Seller updates a disclosure schedule prior to Closing, and such update would constitute a material adverse effect on Seller’s assets or operations, or Seller’s ability to complete the applicable sale; (e) by us or any Seller in the event the Closing has not occurred by February 28, 2022; or (f) by any Seller if (i) our board of directors changes their recommendation to shareholders to approve the Purchase Agreements and the terms thereof, (ii) we breach or fail to perform in any material respect our obligations regarding the Proxy Statement and Shareholders’ Meeting (each defined and discussed below), (iii) the required shareholder approval of the Purchase Agreements and issuance of the PSA Shares is not obtained, or the Additional Listing Approval (defined and discussed below) has not been obtained, by February 28, 2022, or (iv) any of the other Purchase Agreements are terminated prior to Closing. All of the Purchase Agreements are required to close on the same date and at the same time.

If a Seller is entitled to terminate their applicable Purchase Agreement pursuant to (b) above, then Seller may terminate the applicable agreement and pursue any other claim, right, or remedy against us available at law or in equity. If a Seller is entitled to terminate its applicable Purchase Agreement pursuant to (c) or (f), above, then under certain circumstances, such Seller has the right, as their sole and exclusive remedy and in lieu of all other damages, to terminate the agreement, receive the applicable Deposit as liquidated damages and be entitled to reimbursement from us of all of the Seller’s reasonable out-of-pocket expenses incurred in connection with the contemplated transaction. If we are entitled to terminate a Purchase Agreement pursuant to (d) above, then under certain circumstances, we have the right, as our sole and exclusive remedy and in lieu of all other damages, to terminate the applicable agreement and, in conjunction therewith, receive a return of the Deposit. If the applicable agreement is terminated for any reason other than as described above, then the Deposit is returned to us.

The transactions contemplated by the Purchase Agreements are expected to close in the fourth quarter of 2021, subject to satisfaction of customary closing conditions, including approval of the transactions contemplated by the Purchase Agreements, and the issuance of the PSA Shares, by the shareholders of the Company, as required by applicable Nasdaq Capital Market rules, the accuracy of the representations and warranties of the parties at Closing, subject, in certain instances, to certain materiality and other thresholds, the performance by the parties of their obligations and covenants under the Purchase Agreements, the delivery of certain documentation by the parties and the absence of any injunction or other legal prohibitions preventing consummation of the Transactions.

The conditions to the closing of the Purchase Agreements may not be met, and such Closing may not ultimately occur on the terms set forth in the Purchase Agreements, if at all.

The transactions are not subject to financing as the Company plans to finance the cash portion of the transactions with cash on hand.

Upon closing of the transactions, the Sellers will own approximately 80.98% of the Company’s then outstanding shares of common stock, and will effectively control the Company, and as such, the Transactions will result in a change of control of the Company.

The Company and the Sellers have each made customary representations and warranties and have agreed to customary covenants in the Purchase Agreements, including indemnification obligations, subject in some cases to deductibles, thresholds and limits as relate to the Sellers. The Purchase Agreements also limit the liability of the Sellers and include various disclaimers regarding the Acquired Assets and environmental matters. The Purchase Agreements further require the Sellers, subject to certain exceptions, to conduct the assets being acquired in the ordinary course and prohibit us from taking any action outside of the ordinary course of business, prior to Closing, without the approval of the Sellers.

The Purchase Agreements require us to, as soon as reasonably practicable, prepare a proxy statement (the “Proxy Statement”), to mail such Proxy Statement to shareholders, after the Securities and Exchange Commission (SEC) has confirmed that it does not have any comments on such document or applicable waiting periods have passed without comment from the SEC, and to hold a meeting to approve the Purchase Agreements and the issuance of the PSA Shares (the “Shareholders’ Meeting”). We are also required to obtain additional listing approval with The Nasdaq Capital Market for the PSA Shares (the “Additional Listing Approval”), and take other action as necessary to maintain the listing of our common stock on The Nasdaq Capital Market, in the event Nasdaq deems the transactions contemplated by the Purchase Agreements, a ‘back-door listing’.

The Purchase Agreements restrict the ability of the Sellers from lending, offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant to purchase, or otherwise transferring or disposing of, directly or indirectly, of more than 20% of such applicable Seller’s PSA Shares, during the period beginning on the Closing Date and ending on the date that is the later of the six month anniversary of the Closing Date and the final determination of all claims asserted by the parties in connection with the indemnification obligations of the parties as set forth in the applicable Purchase Agreement, prior to such six month anniversary, subject to certain exceptions.

The Purchase Agreements each contain representations and warranties by the Company and the Sellers as of specific dates. The representations and warranties reflect negotiations between the parties to the Purchase Agreements and are not intended as statements of fact to be relied upon by the Company’s shareholders; in certain cases, the representations and warranties merely represent allocation decisions among the parties; may have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Purchase Agreements, which disclosures are not reflected in the Purchase Agreements itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders. As such, the representations and warranties are solely for the benefit of the parties to the agreement. The representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, may change after the date of the Purchase Agreements and should not be relied upon as statements of facts.

The Purchase Agreements contemplated the Company and the Sellers entering into various other agreements at Closing, including a registration rights agreement, nominating and voting agreement and contribution agreement. Pursuant to the Purchase Agreements, the Company will be required to (i) increase the size of the Company’s Board of Directors to seven members and appoint two (2) individuals, each appointed by the Sellers under the Purchase Agreements, as well as Duane H. King, to the Board of Directors of the Company; and (ii) appoint John Weinzierl as Chairman; Ryan L. Smith as Chief Executive Officer and Chief Financial Officer; and Donald Kessel as Chief Operating Officer of the Company. The nominating and voting agreement, will provide for all the Sellers to agree to appoint and nominate each of their designated director nominees to the Board of Directors, with each Seller having the right, for so long as they hold at least 5% of the Company’s outstanding common stock, to appoint two members to the Board of Directors of the Company, provided that it is currently contemplated that the Sellers will only appoint one person each to the Board of Directors at Closing. In connection with the entry into the Purchase Agreements, the Company and the Seller entered into a customary escrow agreement in connection with the Deposits.

The foregoing description of the Purchase Agreements is only a summary and is not complete, and is qualified in its entirety by reference to the Purchase Agreements, copies of which are attached hereto as Exhibits 2.1, 2.2 and 2.3, respectively, and are incorporated into this Item 1.01 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

We claim an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), for the offer, and will claim a similar exemption for the sale, of the 19,905,736 SPA Shares, since the transactions described above will not involve a public offering, the recipients are “accredited investors”, and will acquire the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities will be subject to transfer restrictions, and the certificates evidencing the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom and are further subject to the terms of the escrow agreement. The securities will not be registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 3.03. Material Modifications to Rights of Security Holders.

The information set forth in Item 1.01 above relating to the Purchase Agreements (including the copies thereof incorporated by reference into Item 1.01) and the restrictions on the Company’s activities thereunder through Closing is incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*+	Purchase and Sale Agreement between among Lubbock Energy Partners, LLC, as seller, and U.S. Energy Corp., as purchaser, dated as of October 4, 2021
2.2*+	Purchase and Sale Agreement between among Banner Oil & Gas, LLC, Woodford Petroleum, LLC and Llano Energy LLC, as sellers, and U.S. Energy Corp., as purchaser, dated as of October 4, 2021
2.3*+	Purchase and Sale Agreement between among Synergy Offshore, LLC, as seller, and U.S. Energy Corp., as purchaser, dated as of October 4, 2021
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

* Filed herewith.

+ Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that U.S. Energy Corp. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements, but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the ability of the parties to close the Purchase Agreements on the terms set forth in, and pursuant to the required timing set forth in, the Purchase Agreements, if at all; the occurrence of any event, change or other circumstances that could give rise to the right of one or all of Sellers or the Company (collectively, the “Sale Agreement Parties”) to terminate the Purchase Agreements; the effect of such termination, including fees potentially payable in connection therewith; the outcome of any legal proceedings that may be instituted against Sale Agreement Parties or their respective directors or officers; the ability to obtain approvals and meet other closing conditions to the Purchase Agreements on a timely basis or at all, including the risk that approvals required for the Purchase Agreements are not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or the expected benefits of the transaction; the ability to obtain approval by the Company’s shareholders on the expected schedule of the transactions contemplated by the Purchase Agreements; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Purchase Agreements; the ability of the Company to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; uncertainty as to the long-term value of the common stock of the Company following the closing of the Purchase Agreements; the business, economic and political conditions in the markets in which Sale Agreement Parties operate; fluctuations in oil and natural gas prices, uncertainties inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development activities; competition; operating risks; acquisition risks; liquidity and capital requirements; the effects of governmental regulation; adverse changes in the market for the Company’s oil and natural gas production; dependence upon third-party vendors; risks associated with COVID-19, the global efforts to stop the spread of COVID-19, potential downturns in the U.S. and global economies due to COVID-19 and the efforts to stop the spread of the virus, and COVID-19 in general; the lack of capital available on acceptable terms to finance the Company’s continued growth; and other risk factors included from time to time in documents U.S. Energy files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. These reports are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on U.S. Energy’s future results.

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. These reports are available at www.sec.gov.

The Company cautions that the foregoing list of important factors is not complete, and does not undertake to update any forward-looking statements except as required by applicable law. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of any Sale Agreement Parties are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on U.S. Energy’s future results. The forward-looking statements included in this communication are made only as of the date hereof. U.S. Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, U.S. Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by U.S. Energy. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed Transactions, the Company plans to file with the SEC a proxy statement to seek shareholder approval for the Transactions, which, when finalized, will be sent to the shareholders of the Company seeking their approval of the respective transaction-related proposals. This communication is not a substitute for any proxy statement or other document U.S. Energy may file with the Securities and Exchange Commission (SEC) in connection with the proposed Transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PURCHASE AND SALE AGREEMENTS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PURCHASE AND SALE AGREEMENTS AND THE PROPOSED TRANSACTIONS.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from the Company at its website, https://usnrg.com. Documents filed with the SEC by the Company will be available free of charge on the “Investors,” “SEC Filings” page of our website at https://usnrg.com or, alternatively, by directing a request by mail, email or telephone to U.S. Energy, Inc. at 675 Bering Dr., Suite 390, Houston, Texas; IR@usnrg.com; or (303) 993-3200, respectively.

No Offer Or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in the Solicitation

The Company, the Sellers and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the respective shareholders of the Company in respect of the proposed Transactions under the rules of the SEC. Information about the Company’s directors and executive officers and their ownership of the Company is available in the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 29, 2021. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the Purchase Agreements when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the Company using the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

By:	/s/ Ryan Smith
Ryan Smith
Chief Executive Officer

Dated:	October 6, 2021